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[LOGO PHOENIX] PHOENIX LIFE INSURANCE COMPANY
               A Stock Company
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GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

This rider is a part of the contract to which it is attached in consideration of the application, if any, and the charges as shown in the rider specifications below. Except as specified in this rider, it is subject to all of the provisions contained in the contract. This rider takes effect on the Rider Date.

                              RIDER SPECIFICATIONS

Contract Number:                      [230000]

Rider Date:                           [March 9, 2009]

GMWB Option:                          [Single Life Option]

Rider Fee Percentage:                 [0.60%] per year

Maximum Rider Fee Percentage:         2.50% per year

Earliest Cancellation Date:           [March 9, 2009]

Benefit Base on the Rider Date:       [$100,000.00]

Maximum Benefit Base Percentage:      500%

Automatic Step-Up Date:               Each Rider Anniversary

Benefit Base Multiplier:              200%

Benefit Base Multiplier Minimum Age:  The youngest Covered Person's attained age 70

Roll-Up Percentage:                   6.5%

Roll-Up Period:                       Later of 10 Rider Years, measured from the
                                      Rider Date, or 10 Rider Years measured
                                      from the last Rider Anniversary on which an Automatic Step-Up occurred, not to exceed the Rider Anniversary following the date the youngest Covered Person attains the Maximum Roll-Up Age.

Maximum Roll-Up Age:                  The greater of age 95 and the youngest
                                      Covered Person's age on the Rider Date
                                      plus 10.


08GMWB                                  1                                     ME

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                        RIDER SPECIFICATIONS (continued)

Roll-Up Amount:                                      Roll-Up Table
                                      ------------------------------------------
                                      Rider Year          Roll-Up Amount*
                                      ----------  ------------------------------
                                          1       Roll-Up Percentage multiplied
                                                  by the Benefit Base on the
                                                  Rider Date plus the Roll-Up
                                                  Percentage multiplied by sum
                                                  of all Subsequent Premium
                                                  Payments received during the
                                                  first Rider Year.

                                          2+      If an Automatic Step-Up has
                                                  not occurred, the Roll-Up
                                                  Amount is equal to the Roll-Up
                                                  Percentage multiplied by the
                                                  Benefit Base on the Rider Date
                                                  plus the Roll-Up Percentage
                                                  multiplied by sum of all
                                                  Subsequent Premium Payments
                                                  received during the first
                                                  Rider Year.

                                                  If an Automatic Step-Up has
                                                  occurred, the Roll-Up Amount
                                                  is equal to the Roll-Up
                                                  Percentage multiplied by the
                                                  Benefit Base on the last Rider
                                                  Anniversary on which an
                                                  Automatic Step-Up occurred.

Benefit Eligibility Age:              Attained age 60

Asset Allocation Model on the Rider
Date:                                 [IBBOTSON CONSERVATIVE PORTFOLIO]

Annual Benefit Percentage:

                                      [Single Life   Annual Benefit
                                      Attained Age     Percentage
                                      ------------   --------------
                                          < 60             0%
                                         60-74             4%
                                         75-84             5%
                                          85+              6%

* See GMWB Roll-Up Feature section for effect of (i) withdrawals and (ii) expiry of the GMWB Roll-Up Period, on the GMWB Roll-Up Amount.


08GMWB                                  2

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DEFINITIONS

The term "Benefit Eligibility Date" means the date your Annual Benefit Amount becomes available to you subject to your elected GMWB Option. The Benefit Eligibility Date is the later of the Rider Date and the date the youngest Covered Person attains the applicable Benefit Eligibility Age, shown in the rider specifications. For the Spousal Life Option, if either spouse dies prior to the Benefit Eligibility Date, the Benefit Eligibility Date will be reset to be the later of the date of the first spousal death, and the date the surviving spouse attains the Benefit Eligibility Age.

The term "Covered Person(s)" means the person(s) whose life is used to determine the duration of the lifetime Annual Benefit Amount payments. A Covered Person must be a natural person.

     For the Single Life Option, Covered Person can be one or more lives. If there is one natural person owner, the owner is the Covered Person. If there are multiple natural person owners, all owners are Covered Persons. If the owner is a non-natural person, all annuitants named in the contract become the Covered Persons. This rider terminates upon the first death of any Covered Person.

     For the Spousal Life Option, Covered Persons must be two legal spouses under federal law. If there is one natural person owner, the owner and the owner's spouse must be the Covered Persons. The spouse must be the sole beneficiary. If there are two spousal owners, the Covered Persons are the spousal owners, and they must both be each other's beneficiary. If there are multiple non-spousal owners, or if the owner is a non-natural person, the Spousal Life Option is not allowed. This rider terminates upon the death of the surviving Covered Person.

The term "GMWB Options" means the Guaranteed Minimum Withdrawal Benefit options provided under this rider: The GMWB Option you elect cannot be changed after the Rider Date.

     Single Life Option

     Payments under the Single Life Option cover only one life, and will continue until the first death of the Covered Person(s). Under the Single Life Option, all Covered Persons must be living on the date we make the first payment.

     Spousal Life Option

     Payments under the Spousal Life Option cover two spousal lives, and will continue until the death of the surviving Covered Person. The requirements for Covered Persons, as specified above, must be satisfied in order to elect this option. Under the Spousal Life Option, at least one of the Covered Persons must be living on the date we make the first payment.

The term "Required Minimum Distribution" (RMD) means the amount defined by the Internal Revenue Code as the minimum lifetime distribution requirement that applies to the contract associated with this rider only.

The term "Rider Anniversary" means the same day and month of each year as the Rider Date. If the day does not exist in a month, the last day of the month will be used. For purposes of calculating the Benefit Base on the first Rider Anniversary, the Rider Date will be considered a Rider Anniversary.

The term "Rider Date" means the date shown in the rider specifications. Any charges for this rider are calculated from the Rider Date. Rider Years, Rider Months, and Rider Anniversaries are determined from the Rider Date.

The term "Rider Year" means, with respect to the first Rider Year, the one-year period beginning on the Rider Date up to, but not including, the first Rider Anniversary. Each subsequent Rider Year is the one-year period beginning on a Rider Anniversary up to, but not including, the next Rider Anniversary.

The term "Subsequent Premium Payments" means premium payments received subsequent to the Rider Date, excluding premium payments received on any Rider Anniversary, and excluding any premium bonus payments or premium enhancements received while the rider is in effect.


08GMWB                                  3

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OVERVIEW

Subject to the terms and conditions described herein, this rider provides for a guaranteed minimum withdrawal benefit. This benefit guarantees that you may receive withdrawals or payments of the Annual Benefit Amount for the life of the Covered Person(s) each Rider Year after the Benefit Eligibility Date. You may not assign your interest in this rider without our prior written approval. If you assign your rights or interest in this rider, it will immediately terminate without value.

Investment Restrictions

For this rider to be effective, the entire Contract Value must be invested in accordance with an Approved Asset Allocation Model. Failure to meet the investment restrictions will result in the immediate termination of this rider without value.

Adjustment for Misstatement of Age

If the age of any Covered Person has been misstated, the Benefit Base and Annual Benefit Amount will be adjusted based on such Covered Person's correct age.

Annual Benefit Percentage

The Annual Benefit Percentage is used to determine the Annual Benefit Amount. It is based on the attained age of the youngest Covered Person on the later of the date of the first withdrawal and the Benefit Eligibility Date and is shown in the table in the rider specifications.

Annual Benefit Amount

The Annual Benefit Amount is the amount that is guaranteed to be available for withdrawal or payment each Rider Year if all Covered Persons are living (Single Life Option) or at least one Covered Person is living (Spousal Life Option).

If your Contract Value is greater than zero, the Annual Benefit Amount represents the maximum amount you can withdraw each Rider Year without reducing the Benefit Base. If your Contract Value is reduced to zero, the Annual Benefit Amount represents the annual lifetime amount we will pay you if all Covered Persons are living (Single Life Option) or at least one Covered Person is living (Spousal Life Option).

Prior to the Benefit Eligibility Date, the Annual Benefit Amount is equal to zero. The Annual Benefit Amount is calculated on the later of the date of the first withdrawal and the Benefit Eligibility Date. On the date it is calculated, the Annual Benefit Amount equals the Annual Benefit Percentage multiplied by the Benefit Base. The Annual Benefit Amount is recalculated whenever the Benefit Base is recalculated.

Benefit Base

We determine the Benefit Base. The Benefit Base is used in calculating the Annual Benefit Amount. When the Rider Date is equal to the Contract Date, the Benefit Base on the Rider Date will be equal to the initial premium payment, excluding any bonus or premium enhancements. When the Rider Date is not equal to the Contract Date, the Benefit Base on the Rider Date equals the Contract Value on the Rider Date. Thereafter, the Benefit Base is recalculated whenever any of the following events occur, but in no event will the Benefit Base be greater than the Maximum Benefit Base specified below.

     Premium Payments Received After the Rider Date

     If no withdrawals have been made from the contract, the Benefit Base will be increased by the dollar amount of each premium payment, excluding any premium bonus payments or premium enhancements, received after the Rider Date. Any increase in Benefit Base will be effective on the date of receipt of such premium payments.

     Each Rider Anniversary During the Roll-Up Period

     If no withdrawals have been made from the contract, the Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended;

     .    the Benefit Base then in effect; and

     . the sum of (i) the Benefit Base on the prior Rider Anniversary, (ii) the Roll-Up Amount for the prior Rider Year, and (iii) Subsequent Premium Payments received during the prior Rider Year.

     The Rider Anniversary Immediately Following the End of the Roll-Up Period

     If the Benefit Base Multiplier Minimum Age has not yet been attained and no withdrawals have been made from the contract, the Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended;


08GMWB                                  4

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     .    the Benefit Base then in effect; and

     . the sum of (i) the Benefit Base on the prior Rider Anniversary, (ii) the Roll-Up Amount for the prior Rider Year, and (iii) Subsequent Premium Payments received during the prior Rider Year.

The Rider Anniversary Immediately Following the End of the Roll-Up Period

If the Benefit Base Multiplier Minimum Age has been attained and no withdrawals have been made from the contract, the Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended;

     .    the Benefit Base then in effect;

     .    the Benefit Base Multiplier multiplied by the sum of (a) and (b);
          where:
          a = the Benefit Base on the Rider Date
          b = all Subsequent Premium Payments received during the first Rider
              Year;

     . the sum of (i) the Benefit Base on the prior Rider Anniversary, (ii) the Roll-Up Amount for the prior Rider year, and (iii) Subsequent Premium Payments received during the prior Rider Year.

The Rider Anniversary Immediately Following the Date that the Benefit Base Multiplier Minimum Age has been Attained

If the Roll-Up Period has ended and no withdrawals have been made from the contract, the Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended;

     .    the Benefit Base then in effect;

     .    the Benefit Base Multiplier multiplied by the sum of (a) and (b);
          where:
          a = the Benefit Base on the Rider Date
          b = all Subsequent Premium Payments received during the first Rider
              Year.

Each Rider Anniversary Following the Earlier of (a) and (b), where:

          a = the date of the first withdrawal, and

          b = the Rider Anniversary immediately following the end of the Roll-Up
              Period.

The Benefit Base will be set equal to the greater of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended; and

     .    the Benefit Base then in effect.

Each Automatic Step-Up Date (other than on a Rider Anniversary)

The Benefit Base will be set equal to the greater of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended; and

     .    the Benefit Base then in effect.

Withdrawals

     . If cumulative withdrawals in any Rider Year are less than or equal to the Annual Benefit Amount then in effect, the Benefit Base will not be reduced.

     . If a withdrawal causes the cumulative withdrawals in any Rider Year to exceed the Annual Benefit Amount, the amount withdrawn in excess of the Annual Benefit Amount and any subsequent withdrawals in that Rider Year are all considered excess withdrawals. Each excess withdrawal will reduce the Benefit Base in the same proportion as the Contract Value is reduced by the excess withdrawal.


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     .    For IRA and qualified plan contracts, cumulative withdrawals during a
          Rider Year will be considered excess withdrawals only if they exceed the greatest of (a), (b) and (c), where:

          (a)  = the current Annual Benefit Amount;

          (b)  = the RMD for the 1st calendar year during the Rider Year; and

          (c)  = the RMD for the 2nd calendar year during the same Rider Year.

Maximum Benefit Base

The Maximum Benefit Base is equal to the sum of (i), (ii) and (iii) where:

     i. = the Maximum Benefit Base Percentage multiplied by Benefit Base on the Rider Date;

     ii. = the Maximum Benefit Base Percentage multiplied by any Subsequent Premium Payments received during the first Rider Year; and

     iii. = 100% of premium payments, excluding any premium bonus payments or premium enhancements, received after the first Rider Year.

The Benefit Base may never exceed the Maximum Benefit Base.

Roll-Up Feature

The Roll-Up feature has the potential to increase your Benefit Base. The Roll-Up feature is not available if withdrawals have been made. On each Rider Anniversary during the Roll-Up Period, if no withdrawals have been made, we will calculate the Roll-Up Amount in accordance with the Roll-Up Table and Roll-Up Period as shown in the rider specifications. Once withdrawals have been made or upon expiry of the Roll-Up Period, the Roll-Up feature is no longer available and the Roll-Up Amount is equal to zero.

Automatic Step-Up Feature

The Automatic Step-Up feature has the potential to increase your Benefit Base. On each Automatic Step-Up Date, we will compare the Contract Value, after deduction of all fees, to the Benefit Base then in effect. If the Contract Value, after deduction of all fees, is greater than such Benefit Base, we will automatically increase, or "step-up" the Benefit Base to equal the Contract Value, subject to the Maximum Benefit Base. If, however, the Automatic Step-Up has been suspended, as described in the rider fee section, no Automatic Step-Up will occur.

Contract Value Is Reduced to Zero

On the date the Contract Value is reduced to zero, the contract terminates and all rights under the contract and the rider terminate other than as described below. We will pay you an amount each year equal to the Annual Benefit Amount, until the date of first death of the Covered Person(s) for the Single Life Option, or until the date of death of the surviving Covered Persons for the Spousal Life Option.

We will make monthly payments equal to one-twelfth of the Annual Benefit Amount beginning one month after the Contract Value is reduced to zero. We may, at our discretion, permit or require other payment frequencies subject to our minimum amount per payment requirement.

Maximum Maturity Date

If your Contract Value is greater than zero and you cannot extend the maturity date of the base contract any later, you have the option to exchange the Contract Value for lifetime payments equal to the Annual Benefit Amount in lieu of applying the Contract Value to one of the annuity payment options offered under the base contract.

Rider Fee

After the Rider Date, the rider fee will be deducted from the Contract Value on each Rider Anniversary. The rider fee is equal to the Rider Fee Percentage, then in effect, multiplied by the greater of the Benefit Base and the Contract Value. The rider fee is calculated and deducted after any applicable Roll-Up, and before any applicable Automatic Step-Up. Unless we agree otherwise, the rider fee will be deducted proportionally from each investment option, GIA or MVA, if applicable.

If you surrender the contract on a date other than on a Rider Anniversary, we will deduct a proportional rider fee from the amount paid upon surrender. If you cancel this rider, we will assess the current year rider fee at the time of cancellation prorated by the time elapsed for the Contract Year. Past rider fees will not be refunded.

The rider fee will not be deducted after the Contract Value is reduced to zero.


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The Rider Fee Percentage will vary depending on whether you elect the Single
Life Option or Spousal Life Option and depending on which approved Asset Allocation Model(s) you are invested in each Rider Year. You may transfer funds among different Asset Allocation Models but the Rider Fee Percentage may change depending upon the Asset Allocation Model(s) you choose. If you are invested in more than one Asset Allocation Model in a Rider Year and the Rider Fee Percentages vary between models, you will be charged the highest Rider Fee Percentage of all models in which you were invested in that Rider Year.

In addition, we may increase the Rider Fee Percentage on any Automatic Step-Up Date, but the Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage as shown in the rider specifications. Should there be an increase in the Rider Fee Percentage as a consequence of an Automatic Step-Up, we will notify you at least 30 days prior to each Automatic Step-Up Date. You can decline the Automatic Step-Up to avoid the fee increase by notifying us in writing no later than 7 days prior to the Automatic Step-Up Date. Such Automatic Step-Up will not go into effect, and the Automatic Step-Up feature will be suspended immediately. The Rider Fee Percentage will not change as a result of your decision to suspend the Automatic Step-Up. Once your Automatic Step-Up is suspended you will no longer be eligible for future Automatic Step-Ups unless we receive your written request to re-activate the Automatic Step-Up feature. After we receive your written request for re-activation, the Automatic Step-Up feature will resume on the next Automatic Step-Up Date and the Rider Fee Percentage, then in effect, will apply.

Termination of Rider

Any of the following events will result in termination of the rider without value:

     1.   the date there is a change in any Covered Person;

     2. the date of commencement of annuity payments under an annuity payment option as described in the base contract;

     3.   the date the contract, to which the rider is attached, terminates;

     4. the date the owner elects, in writing, to terminate or cancel the rider after the Earliest Cancellation Date;

     5. the date any portion of the Contract Value is no longer invested in one of the approved Asset Allocation Models;

     6.   the date the Contract Value and Benefit Base are both reduced to zero;

     7. the date of death of any Covered Person under the Single Life Option, or the date of death of the surviving Covered Person under the Spousal Life Option;

     8.   the date you assign any rights or interest in this rider.

                         Phoenix Life Insurance Company

                                  [/s/TRACY RICH]
                                      [Secretary]


08GMWB                                  7                                     ME